Exhibit 10.23

STANDARD FORM

MULTI-TENANT INDUSTRIAL LEASE

(NET)

LANDLORD:	Hopkins Properties LLC,
a California Limited Liability Company

TENANT:	Curon Medical, Inc. a Delaware Corporation

PROJECT:	46117 & 46107 Landing Parkway

CITY, STATE:	Fremont, California

DATE:	June 26, 2003

STANDARD FORM MULTI-TENANT INDUSTRIAL LEASE

(NET)

ADDENDUM

EXHIBITS

A. Building Floor Plan Showing Premises	A-1
B. Project Site Plan	B-1
C. Work Letter Agreement	C-1
D. Notice of Lease Term Dates	D-1
E. Tenant Estoppel Certificate	E-1
F. Rules and Regulations	F-1
G. Project Signage Criteria	G-1
H. Hazardous Materials Addendum	H-1
I. Hazardous Materials Questionnaire	I-1
J. Building “As Is” Condition	J-1

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STANDARD INDUSTRIAL LEASE

(NET)

1.	BASIC LEASE TERMS.

	a.	DATE OF LEASE EXECUTION:	June 26, 2003

	b.	TENANT:	Curon Medical, Inc. a Delaware Corporation
		Trade Name:	___________________
		Address (Leased Premises):	46117 & 46107 Landing Parkway
		City, State Zip Code	Fremont, California 94538
		Building/Suite/Unit:	_______

	c.	LANDLORD:	Hopkins Properties, LLC, a California Limited Liability Company

		Address (FOR RENT AND NOTICES):	289 Safari Way Pacheco, California 94553

	d.	TENANT’S PERMITTED USE OF PREMISES: Sales, storage, distribution, offices, marketing, prototype machine shop, research, development and manufacture of medical devices.

	e.	PREMISES: Those Certain Premises Defined in PARAGRAPH 2 Below.

	f.	PREMISES AREA: Approximately 35,136 Rentable Square Feet

	g.	PROJECT AREA: Approximately 46,944 Rentable Square Feet

	h.	PREMISES PERCENT OF PROJECT: 74.847 % on a Rentable Square Foot Basis

	i.	TERM: Commencement Date: September 1, 2003 Expiration Date: October 31, 2006

Number of Months 38

	j.	MONTHLY BASIC RENT: Twenty-one thousand eighty-one and 60/100 Dollars ($ 21,081.60)

	k.	ANNUAL BASIC RENT: Two hundred fifty-two thousand nine hundred seventy nine and 20/100 Dollars ($252,979.20)

	l.	RENT ADJUSTMENT:

(1) Cost of Living. N/A

(2) Step Increase. If this provision is initialed, the step adjustment provisions of Subparagraph 5(d) apply as follows:

	Effective Date of Rent Increase	New Base Monthly Rent
GVH/LCH	September 1, 2004	$ 21,784.32
initialed	September 1, 2005	$ 22,325.00
	-------------, 19---	$----------
	-------------, 19---	$----------

m.	OPERATING EXPENSES: See Paragraph 6). NNN lease. Current monthly expenses are $9,486.72

n.	PREPAID RENT (for 7th month of term): Thirty thousand five hundred sixty-eight and 32/100 Dollars ($ 30,568.32).

o.	TOTAL SECURITY DEPOSIT: $100,000 paid at lease execution by Tenant.

p.	BROKER(S): SARES REGIS GROUP – Joseph Blair

q.	GUARANTOR(S): NONE

r.	TENANT IMPROVEMENTS: Landlord provides the premises and tenant accepts the premises in “as is” condition.

s.	TENANT IMPROVEMENT ALLOWANCE: If applicable, Landlord grants to Tenant a Tenant Improvement Allowance pursuant to the terms of the Work Letter Agreement attached hereto as Exhibit C.

t.	PARKING: Not more than 70 reserved vehicle parking spaces, which includes Tenant’s prorata share of visitor parking spaces for the Project. Landlord shall mark the spaces with tenants name prior to commencement of the lease.

u.	ADDITIONAL SECTIONS: Additional sections of this Lease, contained in the “Addendum to the Lease”.

v.	RIDERS: No riders are attached.

w.	EXHIBITS: Exhibits lettered A through J are attached hereto and made a part hereof.

This Paragraph 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

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2.	PREMISES.

(a)	Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises referenced in Paragraph 1 and outlined in Exhibit A (the “Premises”), located in the building (the “Building”) which is part of the project described on Exhibit B (the “Project”). Landlord reserves the right to modify Tenant’s percentage of the Project as set forth in Paragraph 1 if the Project size is increased through the development of additional property or decreased through the sale or other transfer of a portion of the Project. By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to perform pursuant to the provisions of this Lease.

(b)	The parties agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

(c)	The term “Rentable Square Feet” as used in this Lease shall include a portion of the total square feet contained in any lobby or building common areas of the Building, such portion to approximate Tenant’s Percentage (as shown in Subparagraph 1(h)) of said total square feet. Such portion shall be determined by Landlord by measuring the area within the bounds of the inside surface of the glass in the outer wall of the Building and the surface facing the Premises of all partitions separating the Premises from the building core, adjoining tenant space and public corridors and other “Common Areas” as defined in this Lease. No deductions shall be made for space occupied by structural or functional columns or other projections. For purposes of establishing the initial Tenant’s Percentage, Annual Expense Allowance and Annual Basic Rent as shown in Paragraph 1 of this Lease, the number of Rentable Square Feet of the Premises is deemed to be as set forth in Subparagraph 1(f) and the number of Rentable Square Feet of the Project is deemed to be set forth in Subparagraph 1(g). Tenant shall confirm the accuracy of the premises square footage prior to execution of this lease. Tenant waives any claim against Landlord regarding the accuracy of any square footage measurement and agrees that there shall not be any adjustment in basic rent or expense reimbursements or other amounts payable hereunder by reason of inaccuracies in such measurement.

(d)	Landlord reserves the right from time to time without unreasonable interference with Tenant’s use of the Premises to do and perform such acts and make such changes in, to or with respect to the common areas within the Project which are intended for the non-exclusive use of the tenants of the Project (“Common Areas”), the Building or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.	LEASE TERM AND LEASE RENEWAL OPTION.

The term of this Lease shall be for the period designated in Subparagraph 1(i) commencing on the Commencement Date, and ending on the Expiration Date as set forth in said Subparagraph 1(i), unless the term hereby demised shall be sooner terminated as herein provided (“Term”). Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease shall be measured from the first day of the month following the month in which the Commencement Date occurs.

Lease Renewal Option. Provided Tenant is not in default under the terms of the Lease, or would be in default but for the passage of time or the giving of notice, or both, and Tenant has not paid Landlord the monthly rent late more than once during the original term, Landlord hereby grants one (1) option (“Extension Option”) to extend the Term of the Lease for a period of three (3) years (“Option Period”) upon and subject to the terms and conditions set forth herein below. If Tenant desires to exercise its Extension Option granted herein, Tenant shall deliver to Landlord written notice of such election (“Extension Notice”) not later that ninety (90) days nor earlier than one hundred eighty (180) days prior to the expiration of the initial term of the Lease.

Proper Exercise. Despite a timely exercise by Tenant, Tenant’s Extension Option shall not be deemed to be properly exercised if at the end of the initial Term of the Lease Tenant is in default of any of the terms, covenants or conditions of the Lease. Provided Tenant Properly exercises the Extension Option, the Term of the Lease shall be extended for the Option Period and all of the terms, covenants, and conditions of the Lease shall remain unmodified and in full force and effect during the Option Period, except that the Annual Basic Rents shall be modified as set forth below.

Option Rent. The Annual Basic Rent payable during the Option Period shall be the fair market rental value of the Premises, as determined herein. The fair market rental value of the Premises shall be determined by landlord based on prevailing market rentals being paid for similar space in the projects comparable to the Project in the Fremont area. Landlord shall use its best efforts to provide Tenant with written notice of its determination of the fair market rental value of the Premises within thirty (30) days after receipt of Tenant’s Extension Notice. Tenant shall have a fifteen (15) day (“Tenant Review Period”) after receipt of Landlord’s notice of the new Annual Basic Rent within which to accept such new Annual Basic Rent or to reasonably object thereto in writing. If Tenant fails to respond to Landlord within Tenant’s Review Period, Tenant shall conclusively be deemed to have approved of the new Annual Basic Rent determined by Landlord. In the event Tenant objects to the fair market value submitted by Landlord, landlord and Tenant shall attempt to agree upon the fair market rental value for the Premises, using their best good faith efforts. If Landlord and Tenant fail to reach agreement on the fair market value of the Premises within fifteen (15) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then the fair market rental value for the Premises shall be determined by arbitration in accordance with the next paragraph below.

Arbitration. Landlord and Tenant shall each, within fifteen (15) days of the Outside Agreement Date, appoint one arbitrator who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Fremont area. The two arbitrators so appointed shall, within fifteen (15) days of the date of appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualifications of the initial two arbitrators. The determination of the three arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted fair market rental value for the Premises is the closest to the actual fair market value for the Premises as determined by the arbitrators based on the paragraph above. Once the three arbitrators have been selected, Landlord and Tenant shall, each submit to the arbitrators their respective determinations of the fair market rental value of the Premises. The three arbitrators shall, within fifteen (15) days of the submittal of Landlord’s and Tenant’s determinations of the fair market value of the Premises, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted fair market rental value as the Annual Basic Rent, and shall notify Landlord and Tenant of their decision. Such decision shall be based upon the projected prevailing fair market rental value for similar space in projects similar to the Project in the Fremont area. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

If either Landlord or Tenant fails to appoint an arbitrator within the time period set forth above, the arbitrator appointed by one of them shall reach a decision in accordance with the above paragraph, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon

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Landlord and Tenant. If the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter shall be decided by submitting the arbitration under the provisions of the American Arbitration Association. All cost of arbitration shall be shared equally by Landlord and Tenant. The arbitrators shall not be affiliated with either party.

Notwithstanding the foregoing provisions of Arbitration, in no event shall the Annual Basic Rent determined starting November 1, 2006 exceed $.80 per square foot with an annual adjustment upward of 4%.

4.	POSSESSION.

(a)	Delivery of Possession. Landlord agrees to deliver possession of the Premises to Tenant upon the final execution of this lease agreement by Landlord. Notwithstanding the foregoing, Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) Security Deposit; (ii) executed copies of policies of insurance or certificates thereof as required under Paragraph 18 of this Lease; (iii) copies of all governmental permits and authorizations required in connection with Tenant’s operation of its business upon the Premises; and (iv) an executed original of the Hazardous Materials Questionnaire in the form attached hereto as Exhibit I.

(b)	Late Delivery. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Commencement Date specified in Subparagraph 1(i), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting there from, nor shall the Expiration Date of the Term be in any way extended, unless such late delivery shall be due solely to the gross negligence or willful misconduct of Landlord, in which event, as Tenant’s sole remedy, the Commencement Date and the Expiration Date of the Term shall be extended one (1) day for each day Landlord delays in delivering possession of the Premises to Tenant due solely to Landlord’s gross negligence or willful misconduct.

(c)	Condition of Premises. Tenant will be deemed to have accepted the Premises and the Building in their condition on the date of delivery of possession. Tenant acknowledges that it has conducted its own investigation of the Premises and the Building and that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Project or any portions thereof or with respect to the suitability of same for the conduct of Tenant’s business.

5.	RENT.

(a)	Basic Rent. Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Subparagraph 1(k) (adjusted as hereinafter provided) in twelve (12) equal monthly installments as designated in Subparagraph 1(j), each in advance on the first day of each and every calendar month during the Term, except that one month’s rent shall be paid upon the execution of this Lease. If the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the rent for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty days (30), and such rent shall be paid at the commencement of such period. In addition to the Annual Basic Rent, Tenant agrees to pay additional rent as provided in Paragraph 6 and the amount of all rental adjustments as and when hereinafter provided in this Lease. The Annual Basic Rent, any additional rent payable pursuant to the provisions of this Lease, and any rental adjustments shall be paid to Landlord, without any prior demand therefor, and without any deduction or offset whatsoever in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(c) or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs, and parking, if any, shall be considered additional rent for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced. Annual Basic Rent shall be adjusted as provided in Subparagraph 1(l). Notwithstanding the above Landlord shall abate and provide free of charge all base rent and expense reimbursements required under this lease for the first six (6) months of the lease term for the purpose of providing tenant with an improvement allowance of $183,409.92.

(b)	Late Payments. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord no later than ten (10) calendar days after the rental due date an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the then maximum lawful rate permitted to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $50.00.

(c)	Cost of Living Rent Adjustment. If Subparagraph1(l)1 is initialed, Annual Basic Rent, including all prior adjustments, shall be increased (but never decreased) annually effective each anniversary of the Commencement Date of this Lease or each anniversary of the first day of the month immediately following the month in which the Commencement Date occurs if the Commencement Date occurs other than on the first day of a month (“Adjustment Date”), in accordance with the percentage increase, if any, in the Index described in Subparagraph 1(l)1 as published by the United States Department of Labor, Bureau of Labor Statistics (“Bureau”). The Index most recently published prior to the Adjustment Date shall be compared with the Index for the same month of the preceding year and the Annual Basic Rent shall be increased in accordance with the percentage increase, if any, between such Indices. Should the Bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Landlord, in its discretion, shall adopt a substitute index or procedure which reasonably reflects and monitors consumer prices.

(d)	Step Increase. If Subparagraph 1(l)2 is initialed, Annual Basic Rent shall be increased periodically to the amounts and at the times set forth in Subparagraph 1(l)2.

6.	ADDITIONAL RENT.

In addition to Annual Basic Rent, Tenant shall pay to Landlord additional rent in accordance with the terms of this Paragraph 6. The purpose of this Paragraph 6 is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement of the Project including, without limitation, all assessments which are levied against the Project and/or the Building pursuant to any covenants, conditions and restrictions which may now or hereafter encumber the Project or any portion thereof which includes the Building including any

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and all amendments made from time to time to such covenants, conditions and restrictions (collectively, “CC&Rs”). Accordingly, Tenant shall pay to Landlord additional rent equal to that portion of Tenant’s share of Expenses related to the Project.

(a)	Expenses Defined. The term “Expenses” shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

1.	All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

2.	All maintenance, management, janitorial, legal, accounting and service agreement costs related to the Project, including project management office rental costs and a management administration fee in an amount equal to fifteen percent (15%) of the Expenses (excluding there from such fee);

3.	All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project;

4.	Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

(b)	Annual Estimate of Expenses. At the commencement of each calendar year, Landlord shall estimate Tenant’s share of Expenses for the coming year based on the Premises Percent of Project set forth in Subparagraph 1(h) or the amended percent of Project pursuant to Paragraph 2(a).

(c)	Monthly Payment of Expenses. Tenant shall pay to Landlord, as additional rent, its share of said estimate of Expenses in monthly installments of one-twelfth (1/12) of such total amount beginning on the first day of the first month of the Term hereof (or if the Term does not commence on the 1st day of a calendar month, then the installment shall be pro-rated over the partial month), and one-twelfth (1/12) of such total amount on the first day of each succeeding calendar month. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant’s share of Expenses. If the additional rent paid by Tenant under this Subparagraph 6(c) during the preceding calendar year was less than the actual amount of Tenant’s share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant’s receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant’s share of expenses. If Tenant’s payments were greater than the actual amount, then such overpayment shall be credited by Landlord to all present rent due under this Paragraph 5 and 6.

7.	PREPAID RENT.

Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent set forth in Subparagraph 1(n), and if Tenant is not in default of any provisions of this Lease, such Prepaid Rent shall be applied toward the rent due for the 7th month of the Term. Landlord’s obligations with respect to the Prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the Prepaid Rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant’s Prepaid Rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Prepaid Rent. If Landlord sells the Premises and deposits with the purchaser the Prepaid Rent, Landlord shall be discharged from any further liability with respect to the Prepaid Rent.

8.	SECURITY DEPOSIT.

Upon execution of this Lease, Tenant shall deposit the Security Deposit set forth in Subparagraph 1(o) with Landlord, in part as security for the performance by Tenant of the provisions of this Lease and in part as a cleaning fee. If Tenant is in default, regardless if such default is monetary or non-monetary, Landlord can use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant’s default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to maintain the Security Deposit in the amount initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire Security Deposit to Tenant, except for 10% of first month’s rent or $125, whichever is greater, which Landlord shall retain as a non-refundable cleaning fee. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash Tenant’s Security Deposit; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Security Deposit. If Landlord sells the Premises and deposits with the purchaser the then amount of the Security Deposit, Landlord shall be discharged from any further liability with respect to the Security Deposit.

So long as Tenant is not in default and Landlord has not drawn on the Security Deposit and Tenant has paid all base rents and expenses on time as scheduled without exception during the preceding 24 months the principal amount of the Security Deposit shall be reduced as follows:

Beginning with the 24th month of the term $50,000.00 (August 1, 2005)

9.	USE OF PREMISES AND PROJECT FACILITIES.

(a)	Tenant’s Use of the Premises. Tenant shall use the Premises for the use or uses set forth in Subparagraph 1(d) above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project.

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(b)	Compliance. At Tenant’s sole cost and expense, Tenant shall procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant’s business from and at the Premises. Tenant shall maintain the Premises in compliance with any and all CC&Rs and all laws, statutes, zoning restrictions, ordinances or governmental laws, rules, regulations or requirements of any duly constituted public authority having jurisdiction over the Premises now or hereafter in force, the requirements of the Board of Fire Underwriters or any other similar body now or hereafter constituted, or of the Certificate of Occupancy issued for the Building. Tenant shall not use or occupy the Premises in violation of any of the foregoing. Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any authority having jurisdiction over the Premises, governmental or otherwise, to be a violation of law or of said Certificate of Occupancy. Tenant shall comply with all rules, orders, regulations and requirements of any insurance authority having jurisdiction over the Project or any present or future insurer relating to the Premises or the Project. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any existing insurance policy or endorsement required by reason of Tenant’s failure to comply with the provisions of this Paragraph 9. Tenant shall not do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Common Areas or the Project including, without limitation, the Rules and Regulations referred to in Paragraph 34 and attached hereto as Exhibit F. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Further, Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate or minimize such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load, as well as the expense thereof.

10.	SURRENDER OF PREMISES; HOLDING OVER.

Upon expiration of the Term of this Lease, Tenant shall surrender to Landlord the Premises and all Tenant Improvements and alterations in good condition, except for ordinary wear and tear, and items contained in Exhibit “J”, and alterations Tenant has the right or is obligated to remove under the provisions of Paragraph 16 herein. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property before the expiration of the Term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant’s personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storage, removal or disposal of Tenant’s personal property.

If Tenant, with Landlord’s consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay monthly rent in an amount equal to 125% of Monthly Basic Rent, subject to increases as provided in Subparagraph 5(c), if applicable, for the last full calendar month during the regular Term plus 100% of said last month’s estimate of Tenant’s share of Expenses pursuant to Paragraph 6, subject to increase as provided therein. If Tenant fails to surrender the Premises after expiration or termination of the Term, Tenant shall indemnify, defend and hold Landlord harmless from all loss or liability, including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender the Premises and losses to Landlord due to lost opportunities to lease any portion of the Premises to succeeding tenants, together with, in each case, actual attorneys’ fees and costs.

11.	SIGNAGE.

Landlord shall designate the location on the Building and/or the Premises, if any, for one or more exterior Tenant identification sign(s). Tenant shall install and maintain its identification sign(s) in such designated location in accordance with this Paragraph 11 and Exhibit G. Tenant shall have no right to install or maintain Tenant identification signs in any other location in, on or about the Premises or the Project and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, color and other physical aspects of permitted sign(s) shall be subject to: (i) Landlord’s written approval prior to installation, which approval may be withheld in Landlord’s discretion, (ii) any covenants, conditions or restrictions encumbering the Premises, and (iii) any applicable municipal or governmental permits and approvals. The cost of the sign(s), including the installation, maintenance and removal thereof shall be at Tenant’s sole cost and expense. If Tenant fails to install or maintain its sign(s), or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal including, without limitation, repainting the Building (if required by Landlord, in Landlord’s sole but reasonable judgment), Landlord may do so at Tenant’s expense. Tenant shall reimburse Landlord for all costs incurred by Landlord to effect such installation, maintenance or removal, which amount shall be deemed additional rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord’s costs, expenses and actual attorney’s fees with interest thereon at the maximum interest rate permitted by law from the date of Landlord’s demand until payment. Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.	TAXES.

(a)	Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

(b)	Real Property Taxes. Tenant shall pay, as additional rent, its share (as defined in Paragraph 1) of all Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed with respect to any calendar year or part thereof included within the term upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises,. “Real Property Taxes” shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is: (1) determined by the area of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental

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agency from time to time which were formerly provided without charge or with less charge to property owners or occupants. Tenant shall pay Tenant’s share (as defined in Paragraph 1) of Real Property Tax cost on the date any taxes or installments of taxes are due and payable as determined by the taxing authority, evidenced by the tax bill. Landlord shall determine and notify Tenant of Tenant’s share not less than thirty (30) days in advance of the date such taxes or installment of taxes is due and payable. In the event Landlord fails to deliver such timely determination and notice to Tenant, then Tenant shall have thirty (30) days from receipt of such notice to remit payment of Tenant’s share to Landlord. The foregoing notwithstanding, upon notice from Landlord, Tenant shall pay as additional rent Tenant’s share to Landlord in advance monthly installments equal to one twelfth (1/12) of Landlord’s reasonable estimate of Tenant’s share of the Real Estate Taxes payable under this Lease, together with monthly installments of base rent, and Landlord shall hold such payments in a non-interest bearing account. Landlord shall determine and notify Tenant of any deficiency in the impound account Tenant shall pay any deficiency of funds in the impound account not less than thirty (30) days in advance of the date such taxes or installment of taxes is due and payable. In the event Landlord fails to deliver such timely deficiency determination and notice to Tenant, then Tenant shall have thirty (30) days from receipt of such notice to remit payment of such deficiency to Landlord If Landlord determines that Tenant’s impound account has accrued an amount in excess of Tenant’s share, then such excess shall be credited to Tenant within said notice from Landlord.

13.	PARKING.

Landlord grants to Tenant and Tenant’s customers, suppliers, employees and invitees, an -exclusive license to use vehicle parking spaces as set forth in Subparagraph 1(t) within the designated parking areas in the Project for the use of motor vehicles during the Term of this Lease. Landlord reserves the right at any time to grant similar exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. . Tenant shall be solely responsible for policing designed parking spaces.

14.	UTILITIES.

Tenant shall pay directly to the utility companies and the trash company providing such services, the cost of all water, gas, heat, light, power, trash removal, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.

15.	MAINTENANCE.

Landlord shall be responsible to maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), sub flooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, building HVAC system including, without limitation, those portions of the systems lying outside the Premises, window frames, gutters and downspouts on the Building; provided, however, the cost of all such maintenance shall be considered “Expenses” for purposes of Subparagraph 6(a). Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all: walls; floors; ceilings; telephone equipment and wiring; the heating, ventilating and air conditioning system servicing the clean room only; doors; exterior and interior windows and fixtures as well as damage caused by Tenant, its agents, contractors, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the Term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds. Except as provided in Paragraph 19, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises. Tenant hereby waives any and all rights to make repairs at the expense of Landlord under the provisions of Sections 1941 and 1942 of the California Civil Code or any similar statute now or hereafter enacted.

16.	ALTERATIONS.

Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord’s prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. No alterations shall be made to roofing or roofing area including tenant improvements without Landlord’s approval and use of Landlord’s roofing contractor. Any alterations made shall remain on and be surrendered with the Premises upon expiration of the Term, except that Landlord may, within 30 days before or 30 days after expiration of the Term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, Tenant shall, at its own cost, restore the Premises to the condition designated by Landlord in its election, before the last day of the Term or within 30 days after notice of its election is given, whichever is later.

Should Landlord consent in writing to Tenant’s alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord, and in compliance with all applicable laws, statutes and regulations. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics’ liens which may result from construction by Tenant.

17.	RELEASE AND INDEMNITY.

As material consideration to Landlord, Tenant agrees that Landlord, its agents, and its employees shall not be liable to Tenant, its agents, employees, sublessees, invitees, licensees and other persons claiming under Tenant for: (i) any damage to any property entrusted to employees of the Project, (ii) loss or damage to any property by theft or otherwise, (iii) consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein; or (iv) any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from pipes, appliances or plumbing work therein or from the roof, street, sub-surface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defects in the Premises or the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project, and of defects therein or in the fixtures or equipment located therein.

To the fullest extent permitted by law, Tenant agrees to indemnify, defend ( with counsel satisfactory to Landlord) and hold harmless Landlord, its agents, successors in interest with respect to the Building and their directors, officers, partners, employees, shareholders, agents and representatives and the directors, officers, partners, employees, shareholders, agents and representatives of the partners of Landlord from (i) all

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claims, actions, liabilities, and proceedings arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant, its agents, contractors, sublessees, employees or invitees, in or about the Premises, the Building, or the Project and any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, contractors, sublessees, employees or invitees, and (ii) any and all costs, attorneys’ fees, expenses and liabilities incurred with respect to any such claims, actions, liabilities, or proceedings, and in the event any actions or proceedings shall be brought against Landlord by reason of any such claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord. Tenant hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after Landlord receives written notice of such, and Tenant hereby waives all its claims in respect thereof against Landlord.

As used herein, the term “liabilities” shall include all suits, actions, claims and demands and all expenses (including attorneys’ fees and costs of defense) incurred in or about any such liability and any action or proceeding brought thereon. If any claim shall be made or any action or proceeding brought against Landlord on the basis of any liability described in this Paragraph, Tenant shall, upon notice from Landlord defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. It is understood that payment shall not be a condition precedent to recovery upon the foregoing indemnity.

18.	INSURANCE.

Tenant, at its cost, shall pay for and keep in full force and effect throughout the Term of this Lease:

(a)	COMPREHENSIVE GENERAL LIABILITY OR COMMERCIAL GENERAL LIABILITY insurance with respect to the Premises and the operations of or on behalf of Tenant, in, of or about the Premises, including, but not limited to, personal injury, product liability (if applicable), blanket contractual, owner’s protective, broad form property damage liability, liquor liability (if applicable) and owned and non-owned automobile liability in amounts not less than $1,000,000 per occurrence on the early occupancy date of this Lease. The insurance policy or policies shall contain the following provisions: (1) severability of interest, (2) cross liability, (3) an endorsement naming Landlord, Landlord’s Mortgagees and any other parties in interest designated by Landlord as additional insured, (4) an endorsement stating “such insurance as is afforded by this policy for the benefit of the Landlord and any other additional insured shall be primary as respects any liability or claims arising out of the occupancy of the Premises by the Tenant, or Tenant’s operations and any insurance carried by Landlord, or any other additional insured shall be non-contributory,” (5) with respect to improvements or alterations permitted under this Lease, contingent liability and builder’s risk insurance, (6) an endorsement allocating to the Premises the full amount of liability limits required by this Lease, and (7) coverage must be on an “occurrence basis”. “Claims-Made” forms are not acceptable.

(b)	WORKERS COMPENSATION COVERAGE as required by law, together with Employers Liability coverage with a limit of not less than $1,000,000.

(c)	TENANT’S PROPERTY INSURANCE: Tenant shall at all times during the Term hereof and at its cost and expense, maintain in effect policies of insurance covering (1) all Tenant Improvements on the Premises installed by Tenant, (2) all personal property of Tenant located in or at the Premises including, but not limited to, fixtures, furnishings, equipment and furniture, in an amount not less than their full replacement value, and (3) loss of income or business interruption insurance covering a period of not less than one (1) year. These policies shall provide protection against any peril included within the classification “All Risk” including, but not limited to, insurance against sprinkler leakage, vandalism and malicious mischief. The proceeds of such insurance shall be used to repair or replace the Tenant Improvements and personal property so insured.

All policies of insurance required to be kept or maintained by Tenant hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable without unreasonable cost. Landlord and Tenant each hereby waive any rights of recovery against the other for injury or loss to such waiving party or to its property or the property of others under its control, arising from any cause required to be insured against under any policy of insurance required to be carried by such waiving party under this Lease. The foregoing waiver shall be effective whether or not the waiving party shall actually obtain and maintain the insurance which such waiving party is obligated to obtain and maintain under this Lease.

All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located and holding a General Policyholders Rating of “A” and a Financial Rating of “X” or better, as set forth in the most recent edition of Best’s Insurance Reports; (b) shall contain an endorsement requiring at least 30 days prior written notice to Landlord and Landlord’s lender, before cancellation or change in coverage scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease and within fifteen (15) days of expiration of each policy. Tenant’s failure to provide evidence of such coverage to Landlord shall constitute a default under this Lease.

Landlord shall insure the Building (excluding all property which tenants of the Building are obligated to insure) against damage with “All Risk” insurance and public liability insurance, including rental abatement insurance, all in such amounts and with such deductibles as Landlord considers appropriate. Tenant shall pay, as additional rent, its share (as defined in Paragraph 1) ofthe cost of any insurance maintained by Landlord hereunder and any other insurance Landlord may elect to obtain for the Project from time to time during the Term (including, without limitation, earthquake and/or flood insurance. Tenant shall pay Tenant’s share (as defined in Paragraph 1) of the insurance cost within fifteen days (15) days after Tenant’s receipt of statement from Landlord determining Tenant’s share of the insurance cost The foregoing notwithstanding, upon notice from Landlord, Tenant shall pay as additional rent Tenant’s share to Landlord in advance monthly installments equal to one twelfth (1/12) of Landlord’s reasonable estimate of Tenant’s share of the insurance premiums payable under this Lease, together with monthly installments of base rent, and Landlord shall hold such payments in a non-interest bearing account. Landlord shall determine and notify Tenant of any deficiency in the impound account and Tenant shall pay any deficiency of funds in the impound account within fifteen days (15) days after Tenant’s receipt of statement from Landlord determining Tenant’s share of the actual insurance cost. If Landlord determines that Tenant’s impound account has accrued an amount in excess of Tenant’s share, then such excess shall be credited to Tenant within said notice from Landlord Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

19.	DESTRUCTION.

If during the Term of this Lease, any portion of the Premises, access to the Premises or any part of the Building which is essential to the use of the Premises is damaged or destroyed and such damage or destruction can, in Landlord’s reasonable estimation, be repaired within 180 days following such damage or destruction, this Lease shall remain in full force and effect and Landlord shall promptly commence to repair and restore the damage or destruction to substantially the same condition as existed prior to such damage and shall complete such repair and restoration with

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due diligence in compliance with all then existing laws. If (1) such damage or destruction cannot, in Landlord’s reasonable estimation, be repaired within 180 days following such damage or destruction; or (2) more than forty percent (40%) of the Building is damaged or destroyed (regardless of its impact on the Premises); or (3) any mortgagee of the Building will not allow the application of insurance proceeds to be applied to repair and restoration; or (4) the damage or destruction is not covered in full by Landlord’s insurance required by Paragraph 18, or (5) the damage or destruction occurs within the last twelve (12) months of the Term of this Lease or any extension hereof, then Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of the date Landlord learns of the damage.

In the event of repair, reconstruction and restoration by Landlord as herein provided, the rent payable under this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant’s negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises, damage to Tenant’s Personal Property and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only to those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant. Tenant agrees to coordinate the restoration and repair of those items it is required to restore or repair with Landlord’s repair and restoration work and in coordination with a work schedule prepared by Landlord, or Landlord’s contractor. Further, Tenant’s work shall be performed in accordance with the terms, standards and conditions contained in Paragraph 16 above.

The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other similarly enacted statute or court decision relating to the abatement or termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Paragraph 19 shall govern in case of such destruction.

20.	CONDEMNATION.

(a)	Definitions. The following definitions shall apply: (1) “Condemnation” means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) “Date of Taking” means the date the condemnor has the right to possession of the property being condemned; (3) “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) “Condemnor” means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

(b)	Obligations to be Governed by Lease. If during the Term of this Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

(c)	Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of rentable square feet in the portion of the Premises taken bears to the total number of rentable square feet in the Premises immediately before the date of taking. In the case where a portion of the Premises is taken and the Lease remains in full force and effect, Landlord shall, at its own cost and expense, make all alterations or repairs to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of work done by Landlord in originally constructing the Premises. If any portion of the Building other than the Premises is taken and in Landlord’s reasonable opinion the Building should be restored in a manner that materially alters the Premises, or if severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon written notice to Tenant. Basic Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant’s use of the Premises, as reasonably determined by Landlord or Landlord’s architect. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

If the Premises are totally or partially taken by condemnation, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of the award without any deduction for any estate or interest of Tenant.

21.	ASSIGNMENT OR SUBLEASE.

Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant’s authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord’s consent which Landlord shall not unreasonably withhold. Landlord shall be deemed reasonable in withholding its consent if it determines in its sole discretion that: (i) the financial net worth of the proposed assignee or sub lessee is not equal to or greater than Tenant’s financial net worth as of the date of this Lease as increased by the increase in the Consumer Price Index, if any, between the date of this Lease and the date of the assignment or sublease; (ii) the intended use of the Premises by the proposed assignee or sub lessee is inconsistent, incompatible or competes with other uses in the Project; (iii) the intended use of the Premises by the proposed assignee or sub lessee will require more than insignificant alteration of the Premises; (iv) the intended use of the Premises by the proposed assignee or sub lessee will constitute a violation of this Lease or any governmental law, rule, ordinance or regulation governing the Premises or would involve the storage, use or keeping of Hazardous Materials (as defined in Exhibit H attached hereto) in, on or about the Premises, the Common Areas or any other portion of the Project. Any assignment, encumbrance or sublease without Landlord’s written consent shall be voidable and at Landlord’s election, shall constitute a default. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sub lessee from any obligation under this Lease whether or not accrued.

If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of

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Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase “controlling percentage” means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for election of directors. The preceding two sentences of this paragraph shall not apply to corporations the stock of which is traded through a public exchange. If Landlord shall consent to any assignment or sublease of this Lease, one-half (50%) of all sums and other consideration payable to or for the benefit of the Tenant from its assignee or subtenant in excess of the rent payable by Tenant to Landlord under this Lease, or in the case of a sublease, in excess of the rent fairly allocable to such subleased portion as reasonably determined by Landlord, shall be paid to Landlord, as and when such sums are due and payable. If Tenant requests Landlord to consent to a proposed assignment or subletting Tenant shall pay to Landlord, whether or not consent is ultimately given, $500.00 or Landlord’s reasonable attorneys’ fees incurred in connection with such request, whichever is greater.

No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease; or (c) If in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

22.	DEFAULT.

The occurrence of any of the following shall constitute a default by Tenant: (a) A failure to pay rent or any other charge within ten (10) day’s of when due; (b) Abandonment of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be deemed an abandonment); (c) The making by Tenant or any guarantor of this Lease (“Guarantor”) of any general assignment for the benefit of creditors; the filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or a Guarantor, the same is dismissed within thirty (30) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, or of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, or of substantially all of Guarantor’s assets, where possession is not restored to Tenant or such Guarantor, as the case may be, within thirty (30) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within (30) days; or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant except as provided in Paragraph 21 herein; (d) The failure of Tenant to timely comply with the provisions of Paragraph 26 or Paragraph 33 of this Lease regarding, respectively, Subordination and Estoppel Certificates; or (e) The failure to perform any other provision of this Lease.

23.	LANDLORD’S REMEDIES.

Landlord shall have the remedies described in this Paragraph 23 if Tenant is in default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

Upon any such default, Landlord may terminate Tenant’s right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. Upon termination of Tenant’s right to possession, Landlord has the right to recover from Tenant: (1) The worth at the time of award of any unpaid rent which had been earned at the time of termination of Tenant’s right to possession; (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination of Tenant’s right to possession until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (4) Any other amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default. “The worth”, as used for Items (1) and (2) in this Paragraph 23 is to be computed by allowing interest at the lesser of 12% or the maximum rate an individual is permitted to charge by law or 12%, whichever is greater. “The worth” as used for Item (3) in this Paragraph 23 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination plus one percent (1%).

In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant or disposed of in a reasonable manner by Landlord. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 23 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

24.	DEFAULT BY LANDLORD.

Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than forty-five (45) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, or the lessor of any underlying or ground lease affecting the Project, in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than forty-five (45) days is required for performance, then Landlord shall not be in default if Landlord commences performance within such forty-five (45) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default; Tenant’s remedies shall be limited to any other remedy available at law or in equity. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying rent due hereunder as a result of any default by Landlord.

25.	ENTRY OF PREMISES AND PERFORMANCE BY TENANT.

Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform under this Lease; (c) To post “for sale” signs at any time during the Term, to post “for rent” or “for lease” signs during the last 90 days of the Term, or during

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any period while Tenant is in default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the Term; (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project; or (f) To discharge Tenant’s obligations hereunder when Tenant has failed to do so in accordance with the terms of this Lease. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord’s entry onto the Premises as provided in this Paragraph 25. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Paragraph 25. Landlord shall reasonably attempt to conduct his activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant’s vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Monthly Basic Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord (or such other period as specifically provided herein), Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act on Tenant’s part to be made or performed in this Lease; provided, however, all sums so paid by Landlord and all necessary incidental costs together with interest thereon at the lesser of 12% or the maximum rate an individual is permitted to charge by law from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to all other rights or remedies of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent. Further, following each second consecutive late payment of rent, Landlord shall have the option to require that Tenant increase the amount of the Security Deposit required under Paragraph 8 by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord and may be applied by Landlord in the manner provided in Paragraph 8.

26.	SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and unless otherwise elected by Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project (or any part thereof), this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, or the land upon which the Project is situated, or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have the right to subordinate or cause to be subordinated this Lease to any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust.

27.	NOTICE.

Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certified first class mail, return receipt requested, addressed as set forth in Subparagraph 1(b) and 1(c). Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of mailing, or at the time of service as provided in this Paragraph 2728.

28. WAIVER.

No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including, without limitation, acceptance of the keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

29.	LIMITATION OF LIABILITY.

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord or otherwise pertaining to any obligation of Landlord in respect of the Premises:

(a)	The sole and exclusive remedy against Landlord shall be against the Landlord’s interest in the Building;

(b)	No partner, officer, director, owner, shareholder or advisor of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c)	No service of process shall be made against any partner, officer, director, owner, shareholder or advisor of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(d)	No partner, officer, director, owner, shareholder or advisor of Landlord shall be required to answer or otherwise plead to any service of process;

(e)	No judgment may be taken against any partner, officer, director, owner, shareholder or advisor of Landlord;

(f)	Any judgment taken against any partner, officer, director, owner, shareholder or advisor of Landlord may be vacated and set aside at any time after the fact;

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(g)	No writ of execution will ever be levied against the assets of any partner, officer, director, owner, shareholder or advisor of Landlord;

(h)	The obligations under this Lease do not constitute personal obligations of the individual partner, officer, director, owner, shareholder or advisor of Landlord, and Tenant shall not seek recourse against any such persons or entities of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and

(i)	These covenants and agreements are enforceable both by Landlord and also by any partner, officer, director, owner, shareholder or advisor of Landlord.

Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

30.	FORCE MAJEURE.

Landlord shall have no liability whatsoever to Tenant on account of (a) the inability or delay of Landlord in fulfilling any of Landlord’s obligations under this Lease by reason of strike, other labor trouble, governmental restrictions, controls or inaction, or shortages of fuel, supplies or labor resulting there from or any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any other reason, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord’s performance caused by any of the events of force majeure described above.

31.	PROFESSIONAL FEES.

(a)	If Landlord should engage any professional including, without limitation, attorneys, appraisers, accountants, environmental or other consultants for the purpose of bringing suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses including, without limitation, actual professional fees such as appraisers’, accountants’, attorneys’ and other consultants’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

(b)	If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit including, without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees.

32.	EXAMINATION OF LEASE.

Submission of this instrument for examination or signature by Tenant shall not create a binding agreement between Landlord and Tenant nor shall it constitute a reservation or option to lease on the part of Tenant and this instrument shall not be effective as a lease and shall not create any obligations on the part of Landlord or Tenant until this Lease has been validly executed by, and delivered to, both Landlord and Tenant.

33.	ESTOPPEL CERTIFICATE.

(a)	Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, (“Estoppel Certificate”) in a form substantially similar to the form of Exhibit E attached hereto or in such other form as Landlord’s lender or purchaser may require, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the nature and date of such modifications), (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 33 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein.

(b)	Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Tenant’s failure to deliver said statement to Landlord within ten (10) days of receipt shall constitute a default under this Lease and Landlord may, at Landlord’s option, terminate this Lease.

34.	RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto and marked Exhibit F, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations.

35.	LIENS.

Tenant shall, within ten (10) days after receiving notice of the filing of any mechanic’s lien for material or work claimed to have been furnished to the Premises on Tenant’s behalf or at Tenant’s request, discharge the lien or post a bond equal to the amount of the disputed claim with a bonding company reasonably satisfactory to Landlord. If Tenant posts a bond, it shall contest the validity of the lien with all due diligence. Tenant shall indemnify, defend and hold Landlord harmless from any and all losses and costs incurred by Landlord as a result of any such liens attributable to

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Tenant. If Tenant does not discharge any lien or post a bond for such lien within such ten (10) day period, Landlord may discharge such lien at Tenant’s expense and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in discharging such lien including, without limitation, attorney’s fees and costs and interest on all sums expended at the maximum interest rate permitted by law. Tenant shall provide Landlord with not less than ten (10) days prior written notice of its intention to have work performed at or materials furnished to the Premises so that Landlord may post appropriate notices of non-responsibility.

36.	MISCELLANEOUS PROVISIONS.

(a)	Time of Essence. Time is of the essence of each provision of this Lease.

(b)	Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Paragraph 21 herein.

(c)	Landlord’s Consent. Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion, unless otherwise expressly provided herein.

(d)	Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Subparagraph 1(p). If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall hold Landlord free and harmless and indemnify and defend Landlord from any liabilities, damages or claims with respect thereto, including attorneys fees and costs.

(e)	Landlord’s Successors. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord’s successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

(f)	Prior Agreement or Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

(g)	Recording. Tenant shall not record this Lease nor a short form memorandum thereof without the consent of Landlord. Landlord may record a short form memorandum of this Lease and Tenant shall execute and acknowledge such form if requested to do so by Landlord.

(h)	Separability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect.

(i)	No Partnership or Joint Venture. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers. It is the express intent of the parties hereto that their relationship with regard to this Lease and the Premises be and remain that of lessor and lessee.

(j)	Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. “Party” shall mean Landlord or Tenant. If more than one person or entity constitutes Tenant, the obligations imposed upon Tenant shall be joint and several as to all persons or entities constituting Tenant. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

(k)	Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust, mortgagee, or ground lessor covering the Premises, and shall offer such beneficiary, mortgagee, or ground lessor, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, or in the event of a ground lessor, by appropriate judicial action, if such should prove necessary to effect a cure. GVH/LCH initialed

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

Hopkins Properties LLC, a California Limited Liability Company

By:	/s/ Greg Hopkins
	Name: Its:	Gregory Hopkins MGR

TENANT:

Curon Medical, Inc., a Delaware Corporation

By:	/s/ Larry C. Heaton II
	Name:	Larry C. Heaton II
	Its:	President & CEO

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ADDENDUM

This Addendum forms a part of that certain Lease dated as of the 26 day of June 2003, between [Hopkins Properties, LLC], (“Landlord”) and [ Curon Medical, Inc.], (“Tenant”). The provisions of this Addendum supersede and control the printed provisions of the Lease with which the provisions of the Addendum conflict or are inconsistent.

1.	Tenant shall be entitled to the sole use, enjoyment and control of approximately twenty (20) work stations/furniture currently located within the premises during the term of this lease and any extended term. The responsibility for maintenance, repair and cleaning of the furniture and work stations shall rest solely with the tenant during the term or any extended terms of the lease.

2.	Landlord makes no claims as to the suitability or conditions of the furniture/workstations above.

3.	Tenant accepts the workstations/furniture in it’s current “as is” condition.

IN WITNESS WHEREOF, the parties have executed this Addendum to Lease as of the date first above written.

LANDLORD:

Hopkins Properties, LLC, a California Limited Liability Company

By:	/s/ Greg Hopkins
	Name:	Gregory V. Hopkins
	Its:	MGR

TENANT:

Curon Medical, Inc., a Delaware Corporation

By:	/s/ Larry C. Heaton II
	Name:	Larry C. Heaton II
	Its:	President & CEO

Exhibit A

BUILDING FLOOR PLAN SHOWING PREMISES

[Diagram of Existing Layout of Premises Omitted]

A-1

Exhibit B

PROJECT SITE PLAN

[Diagram of Site Plan Omitted]

B-1

Exhibit C

WORK LETTER AGREEMENT

[TENANT IMPROVEMENTS]

THIS WORK LETTER AGREEMENT is entered into as of June 26, 2003 by and between Hopkins Properties LLC, a California Limited Liability Company (“Landlord”) and Curon Medical, Inc., a Delaware Corporation (“Tenant”).

R E C I T A L S:

A.	Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the “Lease”) covering certain premises (the “Premises”) more particularly described in Exhibit A attached to the Lease.

B.	In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent applicable) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1.	Completion Schedule. Within ten (10) days after the execution of the Lease and this Work Letter Agreement, Tenant shall deliver to Landlord, for Landlord’s review and approval, a schedule (the “Work Schedule”) setting forth a timetable for the planning and completion of the installation of the Tenant Improvements (as defined in Paragraph 2 below) to be constructed in the Premises. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule shall be submitted to Landlord for its approval and, upon approval by both Landlord and Tenant, the approved Work Schedule shall become the basis for completing the Tenant Improvements.

2.	Tenant Improvements. Reference herein to “Tenant Improvements” shall include all work to be done in the Premises pursuant to the Tenant Improvement Plans (defined in Paragraph 3 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

3.	Tenant Improvement Plans. Immediately after the execution of the Lease and this Work Letter Agreement, Tenant agrees to meet with it’s architect and/or space planner for the purpose of promptly preparing a space plan for the layout of the Premises. Based upon such space plan as submitted and approved by Landlord, Tenant’s architect shall prepare final working drawings and specifications for the Tenant Improvements. Such final working drawings and specifications are referred to herein as the “Tenant Improvement Plans.” The Tenant Improvement Plans must be consistent with Landlord’s standard specifications for tenant improvements for the Project (the “Project Standards”), as the same may be changed from time to time by Landlord and plans must have Landlord final approval prior to submission for permits required by City of Fremont and other agencies and construction.

4.	Non-Standard Tenant Improvements. Landlord shall permit Tenant to deviate from the Project Standards for the Tenant Improvements (the “Project Non-Standards”), provided that (a) the deviations shall not be of a lesser quality than the Project Standards; (b) the total lighting for the Premises shall not exceed Title 24 requirements; (c) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the levels normally provided to other tenants in the Project; and (e) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of Landlord for the Project.

5.	Schedule. After the preparation of the space plan and after Landlord’s written approval thereof, in accordance with the Work Schedule, Tenant shall cause its architect to prepare and submit to Landlord the Tenant Improvement Plans. The Tenant Improvement Plans shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Tenant’s architect or General Contractor for plan checking and the issuance of a building permit. Tenant, with Landlord’s cooperation and approvals, shall cause to be made to the Tenant Improvement Plans any changes necessary to obtain the building permit.

6.	Construction of Tenant Improvements. After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Tenant shall cause its contractor to begin installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Tenant shall supervise the completion of such work and shall use reasonable commercial efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 below. Landlord shall not be liable for any direct or indirect damages as a result of construction.

7.	Tenant Improvement Allowance: a. In connection with the Tenant Improvements, Landlord grants to Tenant a full abatement of Rent during the first six (6) months of the Term, which amount equals One Hundred Eighty-Three Thousand Four Hundred Nine and 92/100 Dollars ($183,409.92) (the “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be applied to Tenant’s costs in connection with performance of the Tenant Improvements, including without limitation:facilities engineering, permitting and trade specific work, such as mechanical, electrical, plumbing and architectural upgrades to the Premises. If Tenant fails, to provide Landlord with copies of cancelled checks and invoices which total Ninety Thousand Dollars ($90,000.00) towards the performance of the Tenant Improvements in conformance with the Tenant Improvement Plans by the ninety-first (91st) day of the Term, then Tenant shall make an additional lump sum rent payment to Landlord of $30,000 no later than one hundred days after the commencement of the Term.

b.	In the event that increases in the cost of the Tenant Improvements as set forth in Tenant’s final pricing are due to the requirements of any governmental agency, Tenant shall be solely responsible for the amount of such increase.

c.	Upon request, Tenant shall provide Landlord with copies of all construction and tenant improvement invoices, names and addresses of all contractors and sub contractors, checks, and lien releases or other materials related to the approved tenant improvements completed.

d.	Upon making any payments on account of the Tenant Improvement Allowance, Tenant shall obtain releases of all mechanics’ lien rights to the full extent of the law.

e.	Landlord shall have the right to make periodic inspections of the work, and to be present at all governmental inspections. Tenant shall provide copies of all governmental inspection sign offs including the final sign off of the completed permit.

8. Certificate of Occupancy. Upon completion of the Tenant Improvements and the issuance by the City or other relevant government agency of a Certificate of Occupancy or other comparable certificate authorizing occupancy of the Premises, Tenant will promptly provide Landlord with a copy of the Certificate of Occupancy or other such certificate.

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the date first written above.

LANDLORD, Hopkins Properties, LLC

a California Limited Liability Company

By:  /s/    Greg Hopkins

Name: Gregory Hopkins

Its:   MGR

TENANT:

Curon Medical, Inc.,

a Delaware Corporation

By:  /s/    Larry C. Heaton II

Name: Larry C. Heaton II

Its:   President and CEO

[Diagram of Proposed Layout Omitted]

Exhibit D

NOTICE OF LEASE TERM DATES	To: _____________________	Date: ___________________

Re: Lease dated ____________, by and between ____________, a __________, Landlord, and __________, a __________, Tenant, concerning Unit __________ located at ____________________.

Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1.	That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction.

2.	That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease the Term of the Lease shall commence as of ___________ for a term of ______, ending on __________.

3.	That in accordance with the subject Lease, rent commenced to accrue on __________.

4.	If the Commencement Date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5.	Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to __________ at __________.

6.	Tenant’s obligation to pay monthly installments of Annual Basic Rent will be waived for a period of __________ (______) months beginning on __________ and ending on __________ in accordance with that certain Rent Waiver Agreement executed by Landlord and Tenant.

7.	The number of Rentable Square Feet contained within the Premises for all purposes of this Lease is ______ square feet.

8.	Tenant’s Percentage, based upon the number of Rentable Square Feet contained within the Premises and the Building, is ___%.

AGREED AND ACCEPTED

LANDLORD:

______________________________________________, a

______________________________________________

By:  ______________________________________

Print Name: ____________________________

Its: ___________________________________

TENANT:

______________________________________________, a

______________________________________________

By:  ______________________________________

Print Name: ____________________________

Its: ___________________________________

By:  ______________________________________

Print Name: ____________________________

Its: ___________________________________

D-1

Exhibit E

TENANT ESTOPPEL CERTIFICATE

The undersigned, ______________, a ______________, (“Tenant”), hereby certifies to ______________, a ______________, as follows:

1.	Attached hereto is a true, correct and complete copy of that certain lease dated ____________, 20__ , between ______________, a ___________________ (“Landlord”) and Tenant (the “Lease”), which demises premises located at ___________________ (the “Premises”).

The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.	The Term of the Lease commenced on __________, 20__.

3.	The Term of the Lease shall expire on __________, 20__.

4.	The Lease has: (Initial one)

(____) not been amended, modified, supplemented, extended, renewed or assigned.

(____) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: _______________________________________________

5.	Tenant has accepted and is now in possession of said premises.

6.	Tenant acknowledges that the Lease will be assigned to _______________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7.	The amount of fixed monthly rent is $__________.

8.	The amount of security deposits (if any) is $__________. No other security deposits have been made.

9.	Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date.

10.	All work required to be performed by Landlord under the Lease has been completed.

11.	There are no defaults on the part of the Landlord or Tenant under the Lease.

12.	Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13.	Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that ____________________ is about to fund a loan to Landlord or __________ is about to purchase the Project (or part thereof) from Landlord and that ___________________________ is relying upon the representations herein made in funding such loan or in purchasing the Project (or part thereof).

IN WITNESS THEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of _______, 20___.

TENANT:

______________________________________________, a

______________________________________________

By:  ______________________________________

Print Name: ____________________________

Its: ___________________________________

By:  ______________________________________

Print Name: ____________________________

Its: ___________________________________

SAMPLE ONLY

(Not for Execution)

E-1

Exhibit F

RULES AND REGULATIONS

This Exhibit is hereby attached to and made a part of the Lease dated: June 26, 2003 by and between Hopkins Properties LLC, a California Limited Liability Company, as Landlord and Curon Medical, Inc., a Delaware Corporation, as Tenant for the Premises known as 46117 & 46107 Landing Parkway Fremont Ca.

1.	Tenant and the operations and activities of Tenant shall not cause or permit any disturbing noises or objectionable odors to be produced upon or to emanate from the Premises.

2.	Tenant shall not block or obstruct any of the entries, passages, doors, or sidewalks of the Project, or place, empty, or throw any rubbish, litter, pallets, or material of any nature into such areas, or permit such areas to be used at any time except for the ingress and egress of Tenant.

3.	All trash, rubbish or litter removed from the Premises by Tenant shall be placed only in such areas and/or receptacles as may be designated or provided by Landlord.

4.	Tenant shall not store any materials, equipment, products, pallets, etc., outside the Premises without the prior written consent of Landlord.

5.	Tenant shall have the nonexclusive use in common with Landlord, other tenants, their guests and invitees, of the automobile surface parking areas, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for use of the Project’s tenants and their employees.

6.	No sign, placard, picture, advertisement, name or notice shall be displayed, painted, or affixed by Tenant in or on any part of the Building or the Premises without the prior written consent of Landlord and then only of such color, size, character, style, material, installation and in such places as shall be approved and designated by Landlord.

7.	Tenant shall not use the Project or the Premises for housing, lodging, or sleeping purposes. No immoral or unlawful purpose will be allowed in or on any portion of the Project.

8.	No birds, fowl, or animals shall be brought into or kept in or about the Premises without the prior written consent of Landlord.

9.	Landlord shall have the right to control and operate the common areas of the Project, as well as facilities and areas furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

10.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

11.	Canvassing, soliciting, distribution of handbills or any other written material and peddling on or about Project are prohibited, and each tenant shall cooperate to prevent the same.

12.	The only window treatment permitted for the windows in the Premises is that installed by or approved in writing by Landlord. If Landlord objects to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

13.	Tenant shall not do or permit anything to be done in any Premises, or bring or keep anything therein which will in any way increase the rate of fire insurance on the Building or Project or on property kept therein or obstruct or interfere with the use of the Premises for their intended purposes or with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon the Building or Project or any part thereof, or cause a cancellation of or otherwise affect any fire or other insurance on the Building or Project or conflict with any of the rules and ordinances of the Department of Health. Unless approved by Landlord, no kerosene, gasoline, oil, acids, caustics or any other inflammable or combustible fluid, explosive or hazardous material shall be used or kept in or about any premises, nor shall any method or heating or air conditioning be used for any premises other than that approved by Landlord. In the event any use or activity shall lead to an increase in fire or other insurance premiums payable on the insurance obtained by Landlord, or insurance procured by an individual tenant, the party causing such increase shall be liable for payment of the same to Landlord or such individual tenant, as the case may be. Tenant understands and agrees that the vehicle of any tenant, or a vehicle belonging to any employee, licensee, invitee, agent, client or visitor of a tenant or occupant, obstructing any unauthorized area, particularly in areas designated by specially painted curbs such as fire lane areas, may be towed away at the Tenant’s risk and expense.

14.	No tenant shall install any radio or television antenna, loudspeaker or other devise on the roof or exterior walls of the Building. No television, radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

15.	Landlord will not be responsible for lost, stolen or damaged personal property, equipment, money, merchandise or any article from the Premises or common areas regardless of whether loss, theft, or damage occurs when the Premises are locked against entry or not.

16.	Any damage done to the Project or the Premises in any way by the movement of furniture, equipment, or merchandise within, into or out of the Project or the Premises by Tenant’s servants, subtenants, agents, employees, visitors or invitees shall be the responsibility of and paid by Tenant.

17.	Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation or any of the Rules and Regulations of the Project.

18.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of premises in the Project.

19.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

20.	Landlord reserves the right to amend or repeal these Rules and Regulations and to make such other Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project and for the preservation of good order therein.

F-1

21.	Tenant shall be responsible for the observance of all the foregoing rules by Tenant’s employees, subtenants, agents, clients, customers, invitees and guests.

22.	For the purposes of the foregoing Rules and Regulations, the term “Tenant” shall include Tenant’s agents, subtenants, employees, servants, licensees, invitees, clients and visitors.

F-2

Exhibit G

PROJECT SIGNAGE CRITERIA

Tenant shall provide at its own cost and expense entrance door and monument signage which is subject to prior written consent of Landlord, any CC&R’s and any City of Fremont permit requirements. All signage requires prior written approval of Landlord subject to the terms and conditions of the lease. ds

G-1

Exhibit H

HAZARDOUS MATERIALS ADDENDUM

This Exhibit H is hereby attached to and made a part of the Lease dated: June 26 2003 by and between Hopkins Properties LLC, a California Limited Liability Company, as Landlord and Curon Medical, Inc., a Delaware Corporation, as Tenant for the Premises known as 46117 & 46107 Landing Parkway Fremont, Ca.

1.	Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of on, in, under or about the Premises, the Common Areas or any other portion of the Project by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Landlord, in its sole and absolute discretion, may consent to Tenant’s generation, storage or use of Hazardous Materials on or in the Premises provided Tenant demonstrates to Landlord, in its sole and absolute judgment, that such Hazardous Materials (in incidental quantities) are necessary to or required as part of Tenant’s business and will be generated, used, kept, stored and/or disposed of in a manner that complies with all laws regulating any such Hazardous Materials and with good business practices, and provided that Tenant first obtains the written consent of Landlord and the owner(s) and/or operator(s) of the Common Areas, if any, and provided further that Tenant indemnifies Landlord, and any owner(s) and operator(s) of the Common Areas from any and all liability with respect to such Hazardous Materials as more particularly described below. Upon the expiration or sooner termination of this Lease, Tenant covenants to remove from the Premises and/or the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are brought upon, stored, used, generated or released into the environment by Tenant, its agents, employees, contractors or invitees. To the fullest extent permitted by law, Tenant hereby indemnifies Landlord and agrees to hold Landlord, the Premises and the Project free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the Premises or the Project, damages for the loss or restriction on use of rentable space or of any amenity of the Premises, the Common Areas or any other portion of the Project, and sums paid in settlement of claims, attorneys’ fees consultant fees and expert fees) which arise during or after the Lease Term directly or indirectly from the presence of Hazardous Materials on, in or about the Premises or any other portion of the project which is caused or permitted by Tenant, its agents employees, contractors or invitees. This indemnification by Tenant or Landlord and any owner(s) and operator(s) of the Common Areas includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Material in, on or about the Premises, the Common Areas or the soil or ground water on or under the Project or any portion thereof. Tenant shall promptly notify Landlord of any release of Hazardous Materials in the Premises, the Common Areas or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes including (A) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (B) those materials defined in Section 25501(j) of the California Health and Safety Code, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls (“PCBs”), and (H) freon and other chlorofluorocarbons.

2.	Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: reports filed pursuant to any self-reporting requirements, reports filed pursuant to any applicable laws or this Lease, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials.

3.	In addition to Tenant’s routine reporting obligations described in Paragraph 2 above, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: all orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by any applicable laws, including, but not limited to, reports and notices required by or given pursuant to any applicable laws, and all complaints, pleadings and other legal documents filed against Tenant related to Tenant’s use, handling storage or disposal of Hazardous Materials. In the event of a release of any Hazardous Materials in, on or about the Premises or the Project, Tenant shall promptly provide Landlord with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release.

4.	Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Questionnaire (the “Hazardous Materials Questionnaire”) in the form of Exhibit I, and Tenant shall certify to Landlord all information contained in the Hazardous Materials Questionnaire as true and correct to the best of Tenant’s knowledge and belief. The completed Hazardous Materials Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated or used or disposed of on, in, under or about the Premises for the twelve-month period prior to and after each Disclosure Date, or which Tenant intends to store, generate, use or dispose of on, under or about the Premises. At Landlord’s option, Tenant’s disclosure obligations under this Paragraph 4 shall include a requirement that Tenant update, execute and deliver to Landlord the Hazardous Materials Questionnaire, as the same may be modified by Landlord from time to time.

5.	Landlord and Landlord’s agents and employees shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Exhibit H, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Exhibit H, Landlord and Landlord’s agents and employees shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant’s obligations under this Exhibit H at Tenant’s expense, notwithstanding any other provision of this Lease. Landlord and Landlord’s agents and employees shall endeavor to minimize interference with Tenant’s business but shall not be liable for any such interference. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of additional rent, on demand by Landlord, together with interest thereon at the maximum interest rate permitted by law from the date of such demand until paid by Tenant.

6.

Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant, its agents, employees, contractors or invitees, of Hazardous Materials in, on, under, from or about the Premises or any other portion of the sublessees Project. If the presence of any Hazardous Materials in, on, under or about the Premises or any other portion of the Project caused or permitted by Tenant, its

H-1

agents, employees, contractors, sublessees or invitees, results in (i) injury to any person, (ii) injury to or any contamination of the Premises or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises or such other portion of the Project, to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Premises or any other portion of the Project, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials in, on, under or about the Premises or any other portion of the Project (i) poses an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action.

7.	Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are in, on, under or about the Premises or any other portion of the Project, and (ii) no Hazardous Materials exist in, on, under or about the Premises or any other portion of the Project other than as specifically identified to Landlord by Tenant in writing. To ensure performance of Tenant’s obligations under this Paragraph 7, Landlord may, at any time within one (1) year of the expiration of the Term, or upon the occurrence of an Event of Default, by notice to Tenant, require that Tenant promptly commence and diligently prosecute to completion an environmental evaluation of the Premises or any other portion of the Project. In connection therewith, Landlord may require Tenant, at Tenant’s sole cost and expense, to immediately hire an outside consultant satisfactory to Landlord to perform a complete environmental audit of the Premises or any other portion of the Project, an executed copy of which shall be delivered to Landlord within thirty (30) days after landlord’s request therefor. If Tenant or the environmental audit discloses the existence of Hazardous Materials in, on, under or about the Premises or any other portion of the Project, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises or any other portion of the Project to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval, of such clean up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan and proceed to clean up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease.

8.	The provisions of this Exhibit H shall survive any termination of this Lease.

GVH	LCH

Landlord’s Initials	Tenant’s Initials

H-2

Exhibit I

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding your proposed use of hazardous or toxic materials. Please complete the questionnaire and return it to SARES•REGIS Group® for evaluation. If your use of materials or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management.

Your cooperation in this matter is appreciated. If you have any questions do not hesitate to call us for assistance.

I.    PROPOSED LESSEE OR TENANT

Curon Medical, Inc. a Corporation D.B.A.:

Name (Corporation, Individual, Corporate or Individual D.B.A., or Public Agency)

Standard Industrial Classification Code (SIC)

3845

Street Address

735 Palomar Avenue

City, State, Zip Code

Sunnyvale, CA 95085

Contact Person & Title:	Tom Lighthouse, Facilities Manager

Telephone Number:	(408) 616-1847	Facsimile Number:	(408) 733-9909

II. LOCATION AND ADDRESS OF PROPOSED LEASE

46107 & 46117 Landing Parkway

Street Address

Fremont 94538-6407

City, State, Zip Code

III. DESCRIPTION OF PROPOSED FACILITY USE

Describe proposed use and operation of Premises including principal products or service to be conducted at facility:

Curon Medical is a medical device Research and Development Firm, with several products currently approved and used in the medical community. The Facility will be used as a Research & Development Site as well as for manufacturing of the current and future product lines. In addition to manufacturing the site will support a typical corporate environment as well as a host of engineering disciplines.

Does the operation of your business involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Yes ☒ No             . If yes, or if your SIC code number is between 2000 to 4000, please complete Section IV.

IV. PERMIT DISCLOSURE

Does the operation of your business require permits, license or plan approval from any of the following agencies?

U.S. Environmental Protection Agency, Yes, they issue the EPA generator number

City or County Sanitation District, No

State Department of Health Services, Yes, they duplicate the EPA and we submit record keeping to them

U.S. Nuclear Regulatory Commission, No

Air Quality Management District, No

Bureau of Alcohol, Firearms and Tobacco, No

City or County Fire Department, Yes, the required HMBP application and Permit to Operate

Regional Water Quality Control Board, No

Indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer is yes to any of the above questions please complete Sections V and VI.

V. HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored onsite? Yes  ☒ No             . If yes, please describe the materials or substances to be stored, quantities and proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material	Storage Method	Quantity On A Monthly Basis

Isopropyl Alcohol	Hazardous Materials Storage Locker	5 gallons

Misc. Glues	Hazardous Materials Storage Locker	0.5 pounds

Misc. Fluxes	Hazardous Materials Storage Locker	0.5 pounds

Attach additional sheets if necessary.

Is any facility modification required or planned to mitigate the release of toxic or hazardous substance or wastes into the environment? Yes              No  ☒. If yes, please describe the proposed facility modifications:

VI. HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business? Yes              No  ☒. If yes, please list the hazardous waste which will be generated at the facility, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month

Used Isopropyl Alcohol	Flammable Liquid	2 gallons

Attach additional sheets if necessary.

If yes, please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Used Isopropyl Alcohol	Hazardous Materials Storage Locker

If yes, please also describe the method(s) of disposal for each waste. Indicate where disposal will take place and method of transportation to be used:

Periodically, Hazardous Waste is manifested off the site by a State Licensed Hazardous Materials Waste Hauler. The material is taken to a waste processing facility where the material is incinerated. Materials are removed prior to the expiration of the 120 day holding period.

Is any treatment or processing of hazardous wastes to be conducted onsite? Yes              No  ☒. If yes, please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises?

(Please list all agencies)

Fremont Building and Fire Department

County of Alameda Hazardous Materials Unit

CalOSHA

USDA

TUV

Have there been any agency enforcement actions regarding the company facilities, or any existing company facilities, or any past, pending or outstanding administrative orders or consent decrees? Yes              No  ☒. If yes, have there been any continuing compliance obligations imposed on your company as a result of decrees or orders? Yes              No             . If yes, please describe:

Has the company been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes              No  ☒. If yes, please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to the company or any existing facilities pursuant to the citizens suit provisions of any statute? Yes              No  ☒ . If yes, please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes              No  ☒. If yes, please describe how these lawsuits were resolved?

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes              No  ☒ . If yes, please describe:

Does your company carry environmental impairment insurance? Yes              No  ☒. If yes, what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

Dated 30 June 2003	Signature /s/ Patrick J. Rimroth
Print Name Patrick Rimroth
Title Sr. Vice President of Operations and R&D

GVH LCH

EXHIBIT J

BUILDING “AS IS” CONDITION

Investigate & Seal all Leaky roof areas- replace all associated ceiling tile

Remove all existing security company logos and decals from entire site

All Dock Roll Up Doors need inspection and service

Room 101—Entry way & Lobby

•	Ceiling: Couple of different tiles lower than others over the hallway, from the door to the hallway misaligned

•	Light fixture: 2x4 lenses are different colors than 2x2 fixtures, replace light covers

•	Walls: Dirty supply register, holes in the wall behind the front desk counter that are on the outside of the glass on the office.

•	Door: Scuffmarks on outside of conference room door, front door on exterior was hastily patched or left open from security system or badge card readers

•	Baseboards: Holes in molding behind front desk counter area

•	Carpet: Stains going down the hallway & entry way

•	Blinds: Damaged blind, blind is missing to the right side of the front door

•	Trim: Scuffed up trim near double doors going to the office space to the right hand side

Room 102—Conference (Fish Bowl)

•	Carpet: Ample damage, seams coming up, water damage near window

•	Windows: Blinds are damaged on left hand side

•	Walls: Damage from anchors, white board still on wall, cabinet sitting on floor, thermostat cover needs to replaced

Outside of Conference Room 102

•	Carpet: Several stains

Room 103—Office Space

•	Light: Yellow tinted light lens needs to be replaced, lamp by door not functional

•	Ceiling: Water stained tile from roof leak

•	Windows: Bent blind on middle right

•	Carpet: Stains, mold by window

•	Walls: Damage from anchors

•	Door: Scrape on front, bottom of door, damage where sign was on outside of door

Hallway by Room 103—Office Space

•	Walls: Damage from scuffs scrapes

Room 104—Office Space

•	Light: Buzzing light fixtures, dimmer switch broken

•	Ceiling: Water damage near left hand side near archway

•	Carpet: Moldy carpet near window, minor stains, tear by right wall

•	Walls: Damage from anchors and hanging devices

•	Baseboards: Scrapes throughout

•	Door: Scratches bottom front

Outside Office Space 104

•	Exit Sign: Not illuminated in front of 104, another sign not illuminated by office 116

Room 105—Office Space

•	Light: Buzzing light fixtures

•	Carpet: Mold and mildew on carpet by window, damage due to wear

•	Walls: Damage from anchors, poor patch behind door

•	Door: Scrapes on front, coat hook attached to rear

Room 106—Office Space

•	Light: Discolored light lens

•	Carpet: Damage in front of the window, possible mold or mildew

•	Walls: Two white boards still remain, poor repair work done to electrical outlets

•	Door: Large black scrape front, coat hook attached rear

•	Ceiling: Dirty supply and return registers, dip in the T-bar / tile by window, damage to tile and light lens from roof leak

Room 107—Office

•	Carpet: Heavy damage from mold and mildew in corner, stains on all exterior sides
•	Walls: Damage from anchors
•	Ceiling: Dip in ceiling tiles on left side, painted T-bar on left and right side of room
•	Baseboard: Damaged throughout room
•	Window: Blinds are damaged on left side of room

Outside of Office 107

•	Walls: Damage from anchors, damage from large object in front of office 105

•	Ceiling: Dirty supply and return registers

Room 108—Office

•	Carpet: Mold and mildew damage near window, worn in places, tear on left side by baseboard

•	Walls: Damage from anchors, white board attached

•	Door: Scuffs and scrapes on front

•	Ceiling: No T-bar on left side

Outside of Office 108

•	Light: Fixtures appear to be burnt out

•	Walls: Damage outside room 108

Room 109—Office

•	Ceiling: Ceiling line on right side is lower than rest (addition modification), tile damaged from roof leakage, missing T-bar on right side

•	Walls: Damage from anchors, outlet appears to be partially patched and painted but not totally covered on right side of doorway

•	Carpet: Stain caused from ceiling or window

•	Baseboards: Scuffed and dirty

•	Door: Scrapes front, coat hook on back

Room 110—Office Space

•	Light: Fixture burned out

•	Ceiling: Room has apparent roof leakage near window area, no T-bar left side of room

•	Carpet: Stain in middle of room

•	Walls: Open hole for outlet, eight foot white board on wall

•	Baseboard: Coming off walls, cut along top of base board left side of room

•	Door: Large dents and dings on front of door, coat hook back

Outside of Office Space 110

•	Ceiling: Damage to tiles from roof leakage

•	Carpet: Coming up from floor

Room 111—Office Space

•	Walls: White board remains, misc. damage from anchors, damage on right side by outlet

•	Carpet: Tear at doorway

•	Baseboard: Scuffs

•	Lights: Flickering lamps

•	Ceiling: Damaged tile, right wall missing T-bar, stained tile from roof leak by wall

•	Door: Front has scuffs and scrapes, screw in back

Room 112—Main Open Office

•	Light: x6 light fixtures not functioning

•	Fire Extinguisher: Repair signage

•	Ceiling: Damaged tiles from roof leak, dirty supply and return registers

Restroom 113—W/ Shower

•	Lights: Burned out fixtures

•	Misc.: Foul smell

Room 115—Copy Room

•	Ceiling: Damaged and stained tiles and T-bar, T-bar sagging, bent tube hanging down

•	Light: Fixtures not functioning

•	Walls: Electrical panel painted dark purple, damage from anchors

Room 116—Main Corridor/Main Open Office Space

•	Ceiling: Numerous damaged tiles due to roof leakage, dirty supply and return registers

•	Carpet: Several stains, ripped carpet near office 111

•	Exit Signs: Near room 124 not working

•	Walls: Damage from wall anchors and misc., damage near Office 111

•	Blinds: Damage on exit door (glass)

Room 116—Storage Closet

•	Walls: Data wires hanging out of a hole in wall

Storage Closet Outside 116

•	Light: Light fixtures burned out, sagging lens covers
•	Exit Signs: x3 burned out signs
•	Carpet: Stains outside closet
•	Walls: Scuffed up in numerous areas
•	Ceiling: Dirty supply and return registers, water stained tiles from roof leak

Room 118—Telephone & Switching area

•	Miscellaneous items in room, chairs, monitors, left over cubicle walls

•	General mess and dirt, wires, desk, chair, computer equipment, monitors etc. remain

Room 119—Storage Room

•	Ceiling: Dirty supply and return registers

•	Walls: Damage from anchors, electrical outlet appears to be damaged, loose wires hanging form roof drain

•	Baseboard: Missing on back and rear of room

•	Door: Scratches and dents on bottom front

Room 120—Office

•	Ceiling: Dirty supply and return registers

•	Lights: Two light fixtures to working

•	Walls: Anchors in walls, water damage at base of window where painting has occurred, mold or fungus stains

•	Carpet: Stains to the right side of the room

•	Door: Scratches and scrapes, coat hook attached to back

Room 121—Office

•	Ceiling: Dirty supply and return registers

•	Lights: Cracked lens cover

•	Walls: Damage from anchors, double sided sticky tape residue

•	Carpet: Stains

•	Door: Scratches and scrapes on bottom front, coat hook attached back

•	Misc.: Room needs to be cleaned

Room 122—Office

•	Ceiling: Water spot on tile above window, possible roof leak, dirty supply and return registers

•	Walls: Several wall anchors remain, eight foot white board still on wall, poor patch outside of doorway

•	Carpet: Several stains

•	Door: Scratches and scrapes to front of door

Room 123—Marketing Storage

•	Ceiling: Tiles OK

•	Walls: Anchors in wall, eight foot white board still in place

•	Carpet: Stains outside doorway

•	Lights: Different color lenses

Outside of Room 123

•	Walls: Damage to walls

•	Carpet: Stained and tearing at seams

Room 124—Marketing Design

•	Lights: Lens cover dangling from fixture

•	Walls: Damage from anchors, damage to right of door

•	Carpet: Stains at doorway

•	Ceiling: Missing T-bar on right side of door

•	Doors: Scrapes and dents on front

•	Misc.: Furniture remains

Room	125—MIS Room

•	Ceiling: Miscellaneous damage to 14 tiles, missing tile due to vacuum tube hanging into space

•	Lights: One fixture out, another one missing lens cover

•	Walls: Outlet covers are missing, dis-similar outlet cover colors, damage from wall hanging devices, wood mounted to wall

•	Carpet: Stains throughout

•	Thermostat: Non-operational, damage

Room 125A—MIS (Server/Equipment Room)

•	Ceiling: Five tiles damaged due to water leaks

•	Walls: Five large holes in the walls from anchors etc.

Room 126—Storeroom

•	Lights: Fixtures burned out and dis-similar lens color

•	Ceiling: Damaged tile

•	Walls: Misc. damage to walls, holes covered by electrical plates

•	Misc.: Equipment still in room

•	Doors: Coat hook holes on back

Room 127—Office Space

•	Light: Two different lenses in light fixtures, one is damaged

•	Walls: Damage from anchors

•	Carpet: Stains

•	Misc.: Furniture remains in this office

Room 128—Office Space

•	Ceiling: Dirty supply and return registers

•	Walls: Damage from anchors, large scrape in doorway near baseboard

•	Carpet: Stains

•	Door: Coat hook attached to back

Outside Office 128

•	Fire extinguisher: Hole in wall

Room 129—Office Space

•	Light: Damaged lens to be replaced

•	Walls: Damage from anchors

•	Carpet: Minor stains

•	Door: Front has scratches on bottom and upper right, screw holes in back

Room 130—Office Space

•	Ceiling: Dirty tiles

•	Walls: Damage from hanging devices and sticky tape, wall penetration on left side of room has data cable of some sort coming out

•	Floors: Dirty

•	Door: Damage from sticky substance

Hallway outside— Kitchen and MIS Rooms, Rear exit door and Entry Hallway

•	Ceiling: Missing T-bar by striped room, lamps burned out, cracked lens cover, tiles out of sequence and/or damaged, water damaged tile from roof leak by rear exit

•	Exit signage: X2 burned out fixtures

•	Walls: Damage due to scrapes, scratches, anchors etc., corners of hallway at intersection heavily damaged

•	Floor: Carpet stains outside janitors closet, kitchen, front of both bathrooms and rear exit door, tear in front of room 126 MIS

•	Doors: Major scrapes and scratches on both sides of doors @ each end of hallway

Room 131—Men’s Bathroom

•	Lights: Vanity bulb out

•	Tile: Damage around drain area

Room 132—Women’s Bathroom

•	Lights: Vanity missing lens cover and bulbs out, bulbs out in stall #1

•	Vent: Noisy exhaust fan

Room 133—Janitors Closet

•	This room needs complete renovation

•	Ceiling: Stained and dirty tiles

•	Floor: Tile devastated

•	Water heater: Damaged and sitting on floor, sever rusting

•	Sink: Damaged, stains

•	Walls: Dirty, stained, chipped paint

Room 134—Locker

•	Ceiling: Dirty supply and return registers, lamp missing cover

•	Walls: Damage from anchors

•	Floor: Missing base board behind door

•	Door: Scrapes front and rear, coat hook holes rear, handle bad spring retention

•	Hallway: Damage outside of door, ceiling has damaged tile, stain s of carpet

Room 135—QA Documentation

•	Ceiling: Lamps are missing lenses, x4 burned out lamps, tile is out of pattern by door, tiles are not in place, dirty supply and return registers

•	Walls: Damage from anchors and hanging devices, white board hanging on wall

•	Carpet: Several stains throughout

•	Workbench: Remains in room

•	Doorway: Heavily damaged around outside of door

Subsection Room

•	Light: Fixture not working

•	Ceiling: Damage to ceiling tiles because some vents have been moved, T-Bar missing along wall

•	Tile: Damaged tile due to spill, scuffs and scrapes

•	Equipment: Workbenches, computer monitor and shelving in the room

•	Walls: Shelving needs to be removed, damage from ripped out shelf, white board hanging on wall

Room 136—Women’s Bathroom

•	Lights: Vanity bulbs out, bulbs out in stall

•	Tile: Damage around drain

Room 137— Men’s Bathroom

•	Tile: Peeling off of wall in ADA stall, damage around main floor drain stall #1

•	Lights: Burned out can light

•	Fixture: Faucet leaks in sink #1 and urinal #2 drains, urinal #2 missing cover

•	Door: Scratches on back

Room 138—Hallway

•	Ceiling: Misaligned and missing ceiling tiles

•	Wall: Damage due to scuffs, dents and anchors

•	Carpet: Stains at doorway

•	Doors: Signage stall attached to back of doors

Down the hallway in the corridor

•	Carpet: Stains at the double doors leading out into the open area, midway down hall toward open office and office 143, coffee stains along the carpet

•	Ceiling: Around the corner to the left, dips in ceiling tile & T-Bar

•	Light fixture: Burned out midway down the hall

•	Walls: Damage from dents, scuffs, and anchors

•	Baseboards: Scuffmarks

•	Doors: Front & Rear Damage to door going to finished goods room #163

Room 139—Demo

•	Door: Entry door has scuffmarks on the outside and backside, door latch retention spring is worn and door handle will not spring back into position

•	Walls: 4 to 5 wall anchors still in place, two sections of wall has data cabling coming through ceiling tiles, scuff marks, writing, scribbling, pencil “x” marks along the wall, damage due to anchors, scuffs and poor repair

•	Ceiling: Tiles missing on one side of the room, misaligned and misadjusted on both front and backside of the room.

•	Blinds: Damage to blinds on left side of room, blinds on window near front door are dirty and splattered with a dark liquid, potentially coffee stains

•	Electrical: Outlet plates are cracked or damaged

•	Carpet: Stains in middle of the room

•	Baseboards: Scuffed

Room 140—Storage

•	Ceiling: Tiles missing and has a dip in T-bar by doorway

•	Wall: Missing cover plate on left side of wall, numerous holes along all walls, holes to be patched at the end of the room near security system

•	Baseboard: Left side of the wall is damaged

•	Tile: Scuff marks about halfway down on the left side

•	Security System/Motion Detector: Damaged

•	Door: Tape on outside, scratches and damage front and rear of both doors

•	Carpet: Stains outside door in Hallway

Room 141 & 142—Office Space

•	Door: Major scratches and scrapes @ base of door

•	Blinds: Damage to blinds @ left side of room

•	Wall: Bracket still attached to back wall, eight foot white board still hanging on wall, poor repair where wall was removed

•	Window: Torn film or tinting on window lower right

•	Baseboards: Missing ‘B’ Board where wall was removed

•	Ceiling: Tiles need adjustment, stained and scuffed up tiles, misc. stuff hanging from tiles, T-bar missing on front edge of room where work on wall was performed

•	Carpet: Section of carpet has been replaced, stains throughout room, tear at doorway

•	Light fixtures: Burned out lamps

•	Electrical: Misaligned and damaged electrical outlet covers

Room 143—Large Open Office Space

•	Baseboards: Dirty/scuffed along entry door and next to the checkered wall

•	Carpets: Stains throughout the room

•	Doors: Door going outside has disconnected panic hardware

•	Blinds: 3 of 6 blinds have damage, doors & 2 windows blinds missing

Left into the main room

•	Walls: Torn wallpaper in the checkerboard area, protection cover for the thermostat is missing, screws and picture hanging devices still in walls, long back wall (office area), several nails and screws still in wall, damage to wall

•	Ceiling: Misaligned tiles and possible leaks, data cables still hanging into the main space, midway in the room, appears to be wet ceiling tiles from roof leaks, data poles hanging into the space

•	Baseboards: Damage and scuffs along all walls of the office area

•	Carpet: Has stains throughout, tear @ seams, buckling in some areas

•	Column line poles: Missing baseboard, have existing glue showing

•	Wall: Poor repair in spot where door was located

•	Lights: Burned out lamps throughout

Room 144—Office Space

•	Walls: Party materials still attached to wall with 2 sided sticky tape, patch & paint walls

•	Carpet: Two stains in front of window

•	Baseboards: Several scuff marks along window

•	Door: Front & back has scuff marks, coat hook holes rear

•	Blinds: Left of door minor damage

•	Window: Mold and dirty frames by both windows

Room 145—Office Space

•	Walls: Holes, dirt marks on wall, damage to wall from door handle

•	Carpet: Below window area, appears to be rotted or stained carpet where a bookshelf was located, minor stains along the window and stains outside the front of the room

•	Baseboards: Scuff marks

•	Door: Scuffmarks on front, no doorstop behind the door, coat hook holes rear

Room 146—Office Space

•	Ceiling: Miss-adjusted tiles

•	Walls: Damage from anchors, scuffs, stress fracture in corner of wall near outside of building

•	Blinds: Damaged left side lower

•	Carpet: Several stains

•	Door: Front large vertical scratch approximately 18in. long, coat hook holes back

Room 147—Office Space

•	Ceiling: Two damaged tiles with scrapes and stains, wire hanging from a supply vent, leakage over window

•	Walls: Nails and picture hanging devices still on wall, white board still hanging that needs to be removed

•	Carpet: Tear approximately 24 in. long and has 2 major stains

•	Baseboard: 18 in. section of trim that needs to be replaced, several scuff marks

•	Windows: Missing set of blinds on right side of room

•	Door: Scuffs and scratches on front, coat hook holes on back

Room 148—Office Space

•	Ceiling: Tiles need to be adjusted on T-bar over the window, damage to T-bar

•	Window: Section of window is missing blinds or drapery, stain on window from leakage

•	Walls: Numerous holes to be patched and painted, two cracked/damaged outlet covers, mounting device attached to wall on door side, damage to door frame

•	Floor: Stain from leakage in window

•	Door: Minor scratches on front (hinge side), major scratches on back of door, coat hook on back of door

Room 149—Waiting area

•	Door: Minor scrapes along door

•	Baseboard: Dirty and scraped – has damage

•	Blinds: Bent and damaged

•	Carpet: Mold along window

•	Exit Sign: Burned out lamps

Room 150—Office Space

•	Ceiling: Tape left on t-bar and ceiling tile & one damaged tile

•	Walls: Numerous holes from wall hanging devices, protective cover missing for thermostat

•	Door: Large scrapes on outside of door

•	Carpet: One large scrape & wear mark – minor water damage by window

Room 151—Office Space (conference room)

•	Walls: Nail holes need to be patched and painted, scratches and scrapes

•	Carpet: Stains on Floor

•	Door: Damage to Front and Rear, coat hook holes in back

•	Wire mount on baseboard by window along frame

Room 152—Office Space

•	Walls: Screws and damage that need to be patched and painted

•	Window: Leak mark coming down the outside of window sill on right hand side

•	Door: Scuffmarks and scrapes on the outside, trim missing behind the door

•	Baseboard: Damage on left side of door

Room 153—Office Space

•	Walls: Numerous holes to be patched and painted

•	Carpet: Three stains on the carpet

•	Blinds: Window blinds are bent on left side

•	Door: Coat hook holes on back, scrapes on front

Room 154—Large Office Space (end of the building)

•	Walls: Numerous holes in wall to be patched and painted

•	Carpet: Two large stains

•	Door: Scuff marks along the front of the door

Room 155—Large Open Office Space (coming from 143)

•	Ceiling: Damaged tiles due to possible leaks in numerous locations, power poles containing data cables hang throughout room

•	Walls: Cabling and power whips hanging out of the wall, missing protective cover for thermostat, several holes and damage to walls that need to be patched and painted

•	Emergency Exit Signs: Lamps burned out

•	Wall: Poor repair in spot where door to office once was

Room 156—Corridor—Hallway with electrical panels on the back of the clean room

•	Light: Dirty fixture

•	Walls: Scratches and scrapes

•	Baseboards: Gouges on left hand side of tiled area, dirt marks, missing baseboard by door to room #156

•	Floor: Tile needs to be cleaned and waxed

•	Door: Going out to warehouse has scrapes, scuffs and scratches on viewing side of door, damage to front and rear door going to room #156

•	Fire Extinguisher: Missing unit and signage in hallway

Room 157—Clean Room

•	Ceiling: Damaged tile by fire sprinkler, x4 damaged tiles, missing and fingerprinted tiles, stained HEPA filter screens indicating dirt

•	Lights: Stained light cover–water damage indicating roof leak, x4 burned out light fixtures

•	Walls: Damage form anchors, misc. holes throughout, white boards hanging on wall, poor hole repair x2 locations, large hole in office wall, damaged electrical outlet covers

•	Baseboard: Damage, Misc. colors throughout

•	Floors: Stained tiles throughout

Room 157E—Office

•	Ceiling: Dirty tiles, Missing T-bar along wall on two sides, damaged T-bar, hole in tile

•	Walls: Torn sheet rock, damage from anchors, CDA lines mounted on wall, dirty baseboards, electrical outlet behind door

•	Carpet: Obvious mounting on top of tile

•	Door: Damage behind door on wall, no door stop, scratches back

Room 158—Bio-Med Wet Lab

•	Ceiling line: Power drop attached to an outlet, missing T-bar along ceiling line, numerous stained & damaged ceiling tiles

•	Walls: Left side has damage and needs to be patched and painted, damage with poor repair, fire damaged electrical outlet

•	Fire extinguisher: Not mounted on wall, CDA drops existing

•	Sink: Acid stain under sink

•	Walls: Patch & paint holes, whiteboard still attached to wall over sink

•	Counter top: Water damage to counter top

•	Base Boards: Dirty and/or stained, minor damage by door entering room 143

•	Doors: Both doors into room have major damage from scratches and scrapes etc.

Room 159—RF Assembly

•	Ceiling: One sizeable water damaged tile on left side of room, another damaged tile near backside of room near supply vent has scrapes and scratches and another one missing a few particles

•	Walls: CDA drops hang from walls, picture hanging and anchors in walls, electrical outlets high off floor, grounding strap runs underneath the baseboard and carpet

•	Carpet: Installed on top of tile, discolored on one area

•	Emergency light: Burned out lamps

•	Door: Scrapes on front

•	Thermostat: LED Display not operating properly, damaged

•	Baseboard: Behind door has damage

Room 160—RF Development

•	Ceiling: Dirty supply vents

•	Walls: Mounting devices need to be patched and repaired, torn segments of paper in the wallboard, electrical outlets appear to be the height of a standard 36in. bench

•	Baseboard: Appears to be ESD tile (evidence of two grounding straps underneath baseboard)

•	Door: Coat hook holes in back

Room 161—Prep Room

•	Ceiling: Damaged tiles

•	Doors: Damage to both front and back of door, door sweep damaged

•	Walls: Wires hanging from wall, remnants of water treatment system attached above baseboard, damage throughout room

•	Floor: Stained tiles

•	Counter/sink: Water damage to counter top, counter top loose and detaching from wall

Room 162—Raw Material storage—Inside Dock

•	Door: Man door missing emergency exit signage and door sweep, exit sign has lamps out, panic hardware missing parts, door bell not functional – missing parts, motion sensor missing parts

•	Rollup door: Left door has track loose on left side, insulation damage

•	Ceiling: Power whips hanging freely, CDA piping hanging, misc. wires hanging from column pole in area, misc. brackets attached to ceiling, misc. piping and brackets hang down by man door, roof insulation hanging down

•	Walls: Damage throughout room from missing signage and anchors, electrical outlet conduit not to code, mounting brackets attached

Room 164—Shipping Area

•	Ceiling: Insulation needs to be reattached to roof

•	Lights: Lights out at one end of the room

•	Walls: Poor patch of large hole, walls to the left of the roll up doors have damage from wall fixtures, electrical outlet cover plates missing, miscellaneous damage made to all walls from anchor devices or double sided tape

•	Doors: Rear exit door (man door) needs paint, part of hardware for panic system is missing, doors going to room #157 heavily damaged

•	Rollup Door: Has gap on left door, left side, damage to insulation on inside

•	Floor: Mission baseboard throughout area

Room 167—Machine Shop

•	Walls: Dents, dings and scratches, electrical conduit hanging from walls with exposed wire, misc. exposed data wires and brackets hanging from wall

•	Thermostat: LED display not functioning properly

•	Lights: 11 light fixtures burned out, misc. wires hanging loosely by roof support

•	Ceiling: Insulation attached to beams

•	Floor: Scuffs and scrapes

•	Counter Top: Water damage to counter top

•	Fire Extinguisher: Missing unit on back wall

•	Doors: Rear man door has dents and scrapes, double door to room has scratches and scrapes, trim ripped off of bottom, damage from 2-sided tape

Room 169—QA Storage

•	Doors: Scrapes and scratches on front and missing door stop (left side)

•	Thermostat: Broken and hanging loose on mount

•	Light: Fixtures not working

•	Walls: Damage due to wall hanging devices and two-sided tape, data wire box not attached to wall

•	Floor: Fifteen foot scrape mark from entrance to the left side of room, heavily damaged tile and baseboard missing @ doorway

•	Baseboard: Discolored, has misc. scrapes

Room 170—Lunch Area

•	Ceiling: Two missing tiles on the left, missing tiles throughout the room, paint and conduit comes from ceiling over rear door attached to molding, possibly part of the security system, dirty supply and return registers

•	Lights: x2 fixtures have flickering lamps

•	Baseboard: Cutout where refrigerator or water treatment apparatus used to be

•	Windows: Blinds are damaged.

•	Walls: Damage from wall hanging devices, damaged outlet and covers, damaged white board still hanging on wall, hole where refrigerator used to be

•	Cabinets: Damaged and missing fascia under sink right side

•	Counter: Water damage to laminate counter on the rear behind sink and counter top on end where refrigerator was located

•	Exit Sign: Burned out bulbs

•	Door: Scrapes and scuffed front and rear

Outside Dock

•	Doors: Man door has 10” dent on outside

•	Dock: One bumper stop that is loose on back of dock that needs to be reattached

•	Exterior: Wash down necessary to remove dust, birds nests etc.

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